UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2025

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois 60602

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	TDS	New York Stock Exchange
Depositary Shares each representing a 1/1000th interest in a share of 6.625% Series UU Cumulative Redeemable Perpetual Preferred Stock, $.01 par value	TDSPrU	New York Stock Exchange
Depositary Shares each representing a 1/1000th interest in a share of 6.000% Series VV Cumulative Redeemable Perpetual Preferred Stock, $.01 par value	TDSPrV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introduction

On August 1, 2025, Array Digital Infrastructure, Inc. (formerly known as United States Cellular Corporation) (“Array”), a subsidiary of Telephone and Data Systems, Inc. (“TDS”), completed the previously announced sale of its wireless operations to T-Mobile US, Inc. (“Buyer”), pursuant to the terms of that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of May 24, 2024, among TDS, Array, Buyer and USCC Wireless Holdings, LLC.

Item 1.01. Entry into a Material Definitive Agreement

Master License Agreement

On August 1, 2025, in connection with the consummation of the transactions contemplated by the Purchase Agreement (the “Closing”), ADI Leasing Company, LLC, a subsidiary of Array (“Licensor”), and T-Mobile USA, Inc., a subsidiary of Buyer (“Licensee” or “T-Mobile USA” and, together with Buyer, “T-Mobile”), entered into the previously disclosed Master License Agreement (the “MLA”), pursuant to which, among other things, Licensee has agreed to license from Licensor, for a minimum of 15 years, space on a minimum of 2,015 existing or to-be-constructed towers owned by Licensor and its affiliates (the “Commitment”). As set forth in the MLA, the Commitment is subject to reduction in certain instances, including in the event of third-party consents not obtained with respect to certain sites subject to the MLA. In addition, the MLA provides for an interim license, for up to 30 months, on an additional approximately 1,800 towers owned by Licensor and its affiliates in order to ensure a smooth transition.

Further, pursuant to the MLA, Licensee has agreed to extend the license term for the approximately 600 towers owned by Licensor and its affiliates on which Licensee or its affiliates is already a tenant (the “Existing Sites”) for a new 15-year term commencing as of the date of the MLA. The Existing Sites are governed by certain existing agreements between Licensor and its affiliates, on the one hand, and Licensee and its affiliates, on the other hand (the “Prior Agreements”), and except for the license term extension described in the foregoing sentence, all other terms and conditions of the Prior Agreements will continue to govern the Existing Sites and the other terms and conditions of the MLA, including those terms of the MLA described below, will not apply to the Existing Sites.

The MLA provides for specified license fees for the various categories of towers. Other than for interim sites, the license fees are subject to an annual escalator applicable after the first year. The license fee for specific sites is subject to adjustment as described in the MLA, including reduced site fees for microwave only sites. In addition to the license fee, the MLA provides for certain additional fees and costs payable by Licensee to Licensor and reimbursement of certain revenue share charges.

The initial site license term for each site licensed under the MLA, other than interim sites, will automatically renew for up to four additional terms of five years each, unless Licensee provides written notice of its intention not to renew in accordance with the terms of the MLA. For a site licensed under the MLA, among other customary termination rights, Licensee may terminate a site (a) for convenience after the initial site license term for such site by providing prior notice and payment of a termination fee equal to 12 months’ license fee at the then current rate; provided, however, such termination right does not apply during the initial 15-year site license term for committed sites, (b) in certain instances if a governmental approval for such site is rejected, lost, canceled or withdrawn and (c) in the case of interim sites, upon notice to Licensor during the interim site license term. If Licensee terminates certain interim sites, Licensor will be solely responsible for any costs associated with the decommission and disposition of the antenna facilities.

Licensor and Licensee have each made various representations and warranties and have agreed to specified covenants set forth in the MLA. In addition, the MLA contains events of default applicable to Licensor and Licensee.

The foregoing description of the MLA is not complete and is qualified in its entirety by the terms and conditions of the MLA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Current Report on Form 8-K by reference. The MLA has been incorporated as an Exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms and not to provide investors with any other factual information about the parties to the MLA or the assets that are subject to the MLA. The MLA contains representations and warranties that have been made solely for the purposes of the MLA. The representations and warranties may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the MLA and allocating risk among the parties. Such representations and warranties were made only as of the dates specified in the MLA and information may change after the date of the MLA. Therefore, the representations and warranties should not be relied upon as statements of factual information.

Item 1.02. Termination of a Material Definitive Agreement

Array Securitization Facility

Array maintained a securitization facility that permitted its subsidiary to borrow money by issuing notes backed by equipment installment plan receivables and was evidenced by: (a) the Amended and Restated Series 2017-VFN Note Purchase Agreement, dated as of October 23, 2020, among USCC Receivables Funding LLC, as transferor, USCC Master Note Trust, as issuer, USCC Services, LLC, as servicer, Array, as performance guarantor, and Royal Bank of Canada, as administrative agent for owners of the notes (as amended, restated, supplemented and otherwise modified from time to time); (b) the Master Indenture for asset-backed notes, dated as of December 20, 2017, among USCC Master Note Trust, USCC Services, LLC and U.S. Bank National Association, as indenture trustee; and (c) certain ancillary agreements (collectively, the “Securitization Facility”). Array previously repaid substantially all of the debt borrowed under the Securitization Facility and, effective on July 31, 2025, Array paid in full and terminated the Securitization Facility.

Array did not incur any termination penalties as a result of the termination of the Securitization Facility.

Array Bank Facilities

Effective on August 4, 2025, in connection with the receipt of proceeds from the Closing, Array paid (or will pay) in full all indebtedness and other obligations outstanding under, and terminated (or will terminate): (a) the Senior Term Loan Credit Agreement, dated as of December 9, 2021, among Array, Toronto Dominion (Texas) LLC, as administrative agent, and the lenders party thereto (as amended, restated, supplemented and otherwise modified from time to time) and (b) the Credit Agreement, dated as of December 17, 2021, among Array, Citibank, N.A., as administrative agent, and the lenders party thereto (as amended, restated, supplemented and otherwise modified from time to time) (collectively, the “Array Bank Facilities”).

Array will not incur any termination penalties as a result of the termination of the Array Bank Facilities.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information provided in the Introduction of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

On August 1, 2025, pursuant to the terms of the Purchase Agreement and each of the agreements ancillary to the Purchase Agreement, the transactions contemplated by the Purchase Agreement (the “Transactions”) were consummated, as described below. As a result of the Transactions, among other things, Array’s wireless operations and select spectrum assets were sold to Buyer.

The purchase price received by Array at the Closing pursuant to the Purchase Agreement, after giving effect to adjustments pursuant thereto at Closing, was approximately $4.3 billion in the aggregate (the “Adjusted Purchase Price”), with approximately $2.6 billion of the Adjusted Purchase Price being paid in cash and approximately $1.7 billion of the Adjusted Purchase Price being paid through the acceptance by Buyer in the Exchange Offer (as defined below) of outstanding Array Notes (as defined below). The Adjusted Purchase Price is subject to a potential post-Closing adjustment, in cash, as further described in TDS’ Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 28, 2024 and in the Purchase Agreement.

As previously disclosed, $400,000,000 of the purchase price provided in the Purchase Agreement was allocated to certain spectrum licenses (the “Designated Entity Spectrum Licenses”) held by entities in which Array now holds 100% of the equity interests. The closing of the sale of the Designated Entity Spectrum Licenses to Buyer occurred at the Closing and, accordingly, no portion of the purchase price was deferred.

The Transactions were previously described in the Information Statement filed by Array with the SEC on July 26, 2024.

TDS has included as Exhibit 99.1 to this Current Report on Form 8-K unaudited pro forma condensed consolidated financial information to illustrate the pro forma effects of the Transactions.

Item 3.03 Material Modification to Rights of Security Holders

The information provided in Item 8.01 under the heading “Exchange Offer and Consent Solicitation” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 7.01. Regulation FD Disclosure

On August 1, 2025, TDS and Array issued a joint press release announcing the Closing and related matters. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated into this Item 7.01 in this Current Report on Form 8-K by reference.

Item 8.01. Other Events

Exchange Offer and Consent Solicitation

On August 1, 2025, T-Mobile announced that, as of 5:00 p.m., New York City time, on August 1, 2025, the aggregate principal amount of the four series of notes described below had been validly tendered and not validly withdrawn in connection with the previously announced offers to exchange (the “Exchange Offers”), pursuant to which T-Mobile offered to exchange all validly tendered and accepted 6.700% Senior Notes due 2033 (the “Array 2033 Notes”), 6.250% Senior Notes due 2069 (the “Array 2069 Notes”), 5.500% Senior Notes due 2070 (March) (the “Array March 2070 Notes”) and 5.500% Senior Notes due 2070 (June) (the “Array June 2070 Notes” and together with the Array 2033 Notes, Array 2069 Notes and Array March 2070 Notes, the “Array Notes”) issued by Array for new notes to be issued by T-Mobile USA (the “New T-Mobile Notes”), as described in the Exchange Offers. Pursuant to the Exchange Offers, the aggregate principal amounts of the Array Notes set forth below were validly tendered and accepted:

(a)	$488,941,000 aggregate principal amount of Array 2033 Notes;

(b)	$394,177,750 aggregate principal amount of Array 2069 Notes;

(c)	$401,502,000 aggregate principal amount of Array March 2070 Notes; and

(d)	$395,450,250 aggregate principal amount of Array June 2070 Notes.

Closing of the Exchange Offers and the cancellation of the Array Notes accepted for exchange is expected to occur on August 5, 2025. Following such cancellation, $55,059,000 aggregate principal amount of Array 2033 Notes, $105,822,250 aggregate principal amount of Array 2069 Notes, $98,498,000 aggregate principal amount of Array March 2070 Notes and $104,549,750 aggregate principal amount of Array June 2070 Notes will remain outstanding (collectively, the “Remaining Array Notes”).

In connection with the Exchange Offers, T-Mobile also solicited consents from holders of the Array Notes to, among other things, modify or eliminate certain notice requirements and restrictive covenants in the Array Existing Indentures (as defined below) (the “Proposed Amendments”). As previously described in TDS’ Current Report on Form 8-K filed with the SEC on June 20, 2025, the solicitation of consents was successful for each series of Array Notes and, accordingly, Array entered into:

(a)	the twelfth supplemental indenture, dated as of June 17, 2025 (the “Array Twelfth Supplemental Indenture”), between Array and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to BNY Midwest Trust Company), as trustee (the “Trustee”), to the indenture, dated as of June 1, 2002 (the “Array Base Indenture”), as supplemented by the Third Supplemental Indenture, dated as of December 3, 2003 (the “Third Supplemental Indenture”) and the Fifth Supplemental Indenture, dated as of June 21, 2004 (the “Fifth Supplemental Indenture”) relating to the Array 2033 Notes;

(b)	the thirteenth supplemental indenture, dated as of June 17, 2025 (the “Array Thirteenth Supplemental Indenture”), between Array and the Trustee, to the Array Base Indenture, as supplemented by the Ninth Supplemental Indenture, dated as of August 12, 2020 (the “Ninth Supplemental Indenture”) relating to the Array 2069 Notes;

(c)	the fourteenth supplemental indenture, dated as of June 17, 2025 (the “Array Fourteenth Supplemental Indenture”), between Array and the Trustee, to the Array Base Indenture, as supplemented by the Tenth Supplemental Indenture, dated as of December 2, 2020 (the “Tenth Supplemental Indenture”) relating to the Array March 2070 Notes; and

(d)	the fifteenth supplemental indenture, dated as of June 17, 2025 (the “Array Fifteenth Supplemental Indenture” and together with the Array Twelfth Supplemental Indenture, the Array Thirteenth Supplemental Indenture and the Array Fourteenth Supplemental Indenture, the “Array Supplemental Indentures”), between Array and the Trustee, to the Array Base Indenture, as supplemented by the Eleventh Supplemental Indenture, dated as of May 17, 2021 (the “Eleventh Supplemental Indenture” and collectively with the Third Supplemental Indenture, the Fifth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture and the Array Base Indenture, the “Array Existing Indentures”) relating to the Array June 2070 Notes.

The Array Supplemental Indentures were entered into to adopt the Proposed Amendments and became operative with respect to the Remaining Array Notes upon the Closing; provided, that if the settlement date with respect to the issuance of the New T-Mobile Notes has not occurred within five business days following the Closing, the amendments previously effected shall be deemed null and void as if they had not occurred.

The foregoing description of the Array Existing Indentures and the Array Supplemental Indentures is not complete and is qualified in its entirety by the terms and conditions of the Array Supplemental Indentures, copies of which were filed as Exhibits 4.1, 4.2, 4.3 and 4.4 to TDS’ Current Report on Form 8-K filed with the SEC on June 20, 2025 and are incorporated in this Current Report on Form 8-K by reference.

Array Special Dividend

On August 1, 2025, the Board of Directors of Array declared a special cash dividend to Array stockholders in an amount equal to $23.00 per share of Array’s Series A Common Stock, par value $1.00 per share (“Series A Common Stock”), and Array’s Common Stock, par value $1.00 per share (“Common Stock”), payable in cash to the stockholders of record as of August 11, 2025. On August 1, 2025, TDS held 33,005,877 shares of Series A Common Stock and 37,782,826 shares of Common Stock. The payment date in respect of the dividend is scheduled for August 19, 2025.

Item 9.01. Financial Statements and Exhibits

(b)             Pro forma financial information

Certain unaudited pro forma condensed consolidated financial information to illustrate the pro forma effects of the Transactions is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Current Report on Form 8-K by reference.

(d)            The following exhibits are being filed herewith:

Exhibit Number	Description of Exhibits
4.1	Twelfth Supplemental Indenture, dated as of June 17, 2025, between Array Digital Infrastructure, Inc. and The Bank of New York Mellon Trust Company, N.A., related to Array Digital Infrastructure, Inc.’s 6.700% Senior Notes due 2033 (incorporated herein by reference to Exhibit 4.1 to TDS’ Current Report on Form 8-K (File No. 001-09712) filed with the SEC on June 20, 2025).
4.2	Thirteenth Supplemental Indenture, dated as of June 17, 2025, between Array Digital Infrastructure, Inc. and The Bank of New York Mellon Trust Company, N.A., related to Array Digital Infrastructure, Inc.’s 6.250% Senior Notes due 2069 (incorporated herein by reference to Exhibit 4.2 to TDS’ Current Report on Form 8-K (File No. 001-09712) filed with the SEC on June 20, 2025).
4.3	Fourteenth Supplemental Indenture, dated as of June 17, 2025, between Array Digital Infrastructure, Inc. and The Bank of New York Mellon Trust Company, N.A., related to Array Digital Infrastructure, Inc.’s 5.500% Senior Notes due 2070 (March) (incorporated herein by reference to Exhibit 4.3 to TDS’ Current Report on Form 8-K (File No. 001-09712) filed with the SEC on June 20, 2025).
4.4	Fifteenth Supplemental Indenture, dated as of June 17, 2025, between Array Digital Infrastructure, Inc. and The Bank of New York Mellon Trust Company, N.A., related to Array Digital Infrastructure, Inc.’s 5.500% Senior Notes due 2070 (June) (incorporated herein by reference to Exhibit 4.4 to TDS’ Current Report on Form 8-K (File No. 001-09712) filed with the SEC on June 20, 2025).
10.1*+	Master License Agreement, dated as of August 1, 2025, between ADI Leasing Company, LLC and T-Mobile USA, Inc.*+
99.1	Unaudited pro forma condensed consolidated financial information.
99.2	Press Release, dated August 1, 2025.
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Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*Pursuant to Item 601(b) of Regulation S-K, certain exhibits, schedules and similar attachments have been omitted; exhibits, schedules and other attachments will be provided to the SEC upon request.

+Pursuant to Item 601(b)(10) of Regulation S-K, certain portions of this exhibit have been redacted; an unredacted copy of this exhibit will be provided to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEPHONE AND DATA SYSTEMS, INC.

Date:	August 4, 2025	By:	/s/ Vicki L. Villacrez
Vicki L. Villacrez
Executive Vice President and Chief Financial Officer